As filed with the Securities and Exchange Commission on June 16, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

REGENERX BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	52-1253406
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3 Bethesda Metro Center, Suite 630

Bethesda, MD 20814

(301) 280-1992

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

J.J. Finkelstein

President and Chief Executive Officer

RegeneRx Biopharmaceuticals, Inc.

3 Bethesda Metro Center, Suite 630

Bethesda, MD 20814

(301) 280-1992

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Joseph G. Passaic, Jr., Esq.

Philip G. Feigen, Esq.

Patton Boggs LLP

2550 M Street, NW

Washington, D.C. 20037

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered(2)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	(3)	(4)		(3)		(1)
Warrants	(3)	(4)		(3)		(1)
Total			$60,000,000		$7,062	(1)

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
(2)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(3)	Such indeterminate number or amount of securities of RegeneRx Biopharmaceuticals, Inc. as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $60,000,000.
(4)	Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by such Registrant of securities registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus. We may not sell these securities or accept your offer to buy any of them until the documentation filed with the Securities and Exchange Commission relating to these Securities has been declared “effective.” This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 16, 2005

PRELIMINARY PROSPECTUS

$60,000,000

REGENERX BIOPHARMACEUTICALS, INC.

Common Stock

Warrants

We may offer from time to time common stock and warrants to purchase common stock. We will offer these securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the American Stock Exchange under the symbol “RGN.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed. Our principal executive offices are located at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland, 20814, and our telephone number is (301) 280-1992.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

An investment in these securities involves a high degree of risk. See “Risk Factors” beginning on page 2.

The date of this prospectus is             , 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, common stock and warrants to purchase common stock in one or more offerings. The aggregate amount of securities that we may offer under the registration statement is $60,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The words “we”, “our”, “us” and “RegeneRx” refer to RegeneRx Biopharmaceuticals, Inc., unless we indicate otherwise.

RISK FACTORS

An investment in RegeneRx common stock is risky. You should carefully consider the following risks, as well as the other information contained in this prospectus. If any of the following risks occur, the RegeneRx business could be harmed. In that case, the trading price of RegeneRx common stock could decline and you might lose all or part of your investment.

Risks Related to RegeneRx’s Business

RegeneRx has No Marketable Products

RegeneRx has sustained operating losses since its inception in 1982. It believes these losses will continue until it develops a marketable product and obtains regulatory clearance for its sale and distribution. To date, RegeneRx has not developed a marketable product and there can be no assurance that RegeneRx will be successful in its product development efforts. As of March 31, 2005, RegeneRx had an accumulated deficit of $43,403,952. RegeneRx anticipates substantial and increasing operating losses over the next several years as it continues its research and development efforts and seeks to obtain regulatory approval of its products. Therefore, RegeneRx’s ability to continue operations depends on its ability to secure product development and general operating capital, develop an efficacious product(s), obtain regulatory clearance and ultimately market such products.

There Are Uncertainties Related to the Limited Capital Resources of RegeneRx

Although no assurance can be given, RegeneRx believes that its current cash and investment balances will be sufficient to meet RegeneRx’s operating needs through at least the second quarter of 2006. The cost of research and development and additional clinical trials will require additional capital after that time and could require additional capital before that time. The actual amount of funds that RegeneRx will need will be determined by many factors, some of which are beyond RegeneRx’s control. These factors include the success of its research and development efforts, the status of its non-clinical and clinical testing, the costs relating to securing approvals of the U.S. Food and Drug Administration and other regulatory authorities, the costs and timing of obtaining new patent rights, regulatory changes, competition and technological developments in the market.

Potential sources of outside capital include entering strategic business relationships, public or private sales of shares of RegeneRx’s capital stock or debt or other similar arrangements. RegeneRx does not have any committed sources of outside capital at this time. It is uncertain whether RegeneRx will be able to obtain outside capital when it needs it or on terms that would be acceptable. If RegeneRx raises funds by selling additional shares of its common stock or securities convertible into its common stock, the ownership interest of its existing stockholders will be diluted. If RegeneRx is unable to obtain outside capital when needed, in the amount needed, its business and future prospects would be adversely affected and it could be forced to suspend or discontinue operations.

RegeneRx is Exposed To Product Development Risk

RegeneRx is still in the early stages of the development of its pharmaceutical products. Presently, RegeneRx does not have any products that have received regulatory approval, does not expect to have any such products for several years and may never successfully develop or commercialize any such products. RegeneRx’s proposed products are subject to numerous risks associated with the development of medical products. These risks include the possibilities that any of RegeneRx’s products could be found to be ineffective or toxic, or could fail to receive necessary regulatory approvals. In addition, RegeneRx’s products could face obsolescence if third parties develop superior or equivalent but less expensive products.

RegeneRx is Subject to Government Regulation

Products that RegeneRx may develop will require regulatory approvals prior to sale. In particular, therapeutic agents and diagnostic products are subject to approval, prior to commercial marketing, by the FDA in the United States and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming and RegeneRx cannot assure that such approvals will be granted. Any failure to obtain or any delay in obtaining such approvals could decrease the ability of RegeneRx to successfully market any products developed. Also, RegeneRx cannot predict the extent of adverse government regulation that might arise from future legislative or administrative action.

RegeneRx is Dependent Upon Proving Efficacy with Thymosin Beta 4 as a Healing Agent

RegeneRx’s primary business focus is the development of Thymosin beta 4 for the treatment of multiple indications including: epidermal wounds, myocardial infarctions (heart attacks), and ophthalmic indications. While RegeneRx has in the past explored and may in the future explore the use of other compounds for the treatment of other medical conditions, it presently has no immediate plans to develop products with another compound. This lack of product diversification would have a material adverse affect on RegeneRx if it is unsuccessful in its efforts to commercialize Thymosin beta 4.

RegeneRx is Dependent on Collaborative Relationships

Prior to submitting a new drug application to the FDA, RegeneRx must conduct clinical trials. Because of its limited resources, RegeneRx will need to enter into collaborative relationships with larger partners to conduct certain such trials, whether involving Thymosin beta 4 or other substances, or raise additional funds to conduct these trials. RegeneRx also plans to contract with other companies to manufacture and market its products. RegeneRx may be unable to enter into such partnerships and that could impede its ability to bring products to market. RegeneRx cannot assure that any partnerships, if entered into, will be on favorable terms or will result in the successful development or marketing of RegeneRx’s products. If RegeneRx is unsuccessful in establishing advantageous clinical testing, manufacturing and marketing relationships, RegeneRx would face serious delays in development of its products and would likely not generate revenues sufficient to sustain profitability.

RegeneRx Depends on Third Parties For Supply of Raw Materials

RegeneRx depends on outside vendors for the supply of Thymosin beta 4. While there are numerous vendors who can manufacture Thymosin beta 4 to RegeneRx’s specifications, RegeneRx’s ability to obtain Thymosin beta 4 at an affordable cost or in a timely manner could be affected by various factors outside RegeneRx’s control, including the availability of certain chemicals necessary for manufacturing Thymosin beta 4.

RegeneRx Relies upon Dr. Goldstein, Mr. Finkelstein, and Other Key Personnel

RegeneRx’s success will depend to a large extent on the abilities and continued service of Dr. Goldstein and Mr. Finkelstein. The loss of Dr. Goldstein or Mr. Finkelstein could prevent or significantly delay the achievement of RegeneRx’s goals. RegeneRx has employment agreements with Dr. Goldstein and Mr. Finkelstein. RegeneRx does not maintain, however, a key man life insurance policy with respect to Dr. Goldstein or Mr. Finkelstein. As RegeneRx grows, it will need to add additional management and other personnel. Competition for qualified personnel in RegeneRx’s industry is intense, and RegeneRx’s success will depend on its ability to attract and retain highly skilled personnel. RegeneRx cannot assure you that its efforts to obtain or retain such personnel will be successful.

RegeneRx May be Unable to Obtain and Protect Its Intellectual Property Rights

RegeneRx’s success also will depend in substantial part on its ability to obtain, defend and enforce patents, maintain trade secrets and operate without infringing upon the proprietary rights of others, both in the United States and abroad. Pursuant to a research agreement with The George Washington University, RegeneRx has rights to two U.S. patents relating to the treatment of septic shock. RegeneRx also owns patents related to the use of Thymosin beta 4, among other thymosins, for the stimulation of hair growth.

RegeneRx cannot assure you that any patent applications filed by RegeneRx, or by others under which RegeneRx has rights, will result in patents being issued in the United States or foreign countries. In addition, RegeneRx cannot guarantee that patents that have been or will be issued will afford meaningful protection for RegeneRx’s products. Competitors may develop products similar to RegeneRx’s that do not conflict with RegeneRx’s patents. Others may challenge RegeneRx’s patents and, as a result, RegeneRx’s patents could be narrowed or invalidated. RegeneRx cannot assure that it will be able to afford the legal costs associated with defending or enforcing any of its patents.

Pursuant to an exclusive world-wide license from the National Institute of Health, RegeneRx now has exclusive rights under patent applications filed by the NIH for the use of Thymosin beta 4 in the treatment of non-healing wounds. The first patent related to these applications was issued in Australia, however, RegeneRx cannot guarantee whether or when the additional patents will be issued or as to the scope of the patents issued. RegeneRx’s ability to commercialize Thymosin beta 4 as a wound-healing treatment could be substantially limited based on whether patents are issued from NIH’s applications and the claims related thereto.

RegeneRx Is Subject to Competition from Companies with Greater Resources

RegeneRx is engaged in a business that is highly competitive. Research and development activities for the development of drugs to treat patients with cystic fibrosis, septic shock, myocardial infarctions (heart attacks), and non-healing wounds are being sponsored or conducted by private and public institutions and by major pharmaceutical companies located in the United States and a number of foreign countries. Most of these companies and institutions have financial and human resources that are substantially greater than those of RegeneRx, and that have extensive experience in conducting research and development activities and clinical testing and in obtaining the regulatory approvals necessary to market pharmaceutical products. With respect to wound healing, Johnson & Johnson is marketing Regranex™ for this purpose in patients with diabetic foot ulcers. Other companies, such as Novartis, are developing and marketing artificial skins which could compete with RegeneRx’s products in certain wound healing areas. Moreover, wound healing is a large and highly fragmented marketplace attracting many companies, large and small, to develop products for treating acute and chronic wounds. Further, most large pharmaceutical companies and many smaller biomedical companies are vigorously pursuing therapeutics to treat patients after heart attacks.

RegeneRx May Be Unable to Obtain Adequate Product Liability Insurance

RegeneRx’s ability to proceed with human clinical trials for Thymosin beta 4 is dependent on its ability to obtain sufficient product liability insurance or to collaborate with corporate partners that have adequate insurance. In addition, the use of RegeneRx’s products, when and if developed and sold, will expose RegeneRx to the risk of product liability claims. Although RegeneRx intends to obtain product liability insurance coverage, it cannot guarantee that product liability insurance will continue to be available to it on acceptable terms, or at all, or that its coverage will be sufficient to cover all claims against it. A product liability claim, even one without merit or for which RegeneRx has substantial coverage, could result in significant legal defense costs, thereby exposing RegeneRx to expenses significantly in excess of its financial resources.

RegeneRx May Be Unable to Obtain Product Reimbursement by Third Parties

In addition to obtaining regulatory approval, the successful commercialization of certain of RegeneRx’s products may depend on its ability to obtain reimbursement for the cost of the product and treatment. Government authorities, private health insurers and other organizations, such as health maintenance organizations, are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed health care in the United States, and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of healthcare services and products, resulting in lower prices and reducing demand for RegeneRx’s products, if and when developed. The cost containment measures that healthcare providers are instituting and any healthcare reform could affect RegeneRx’s ability to sell its products and may have a material adverse effect on its operations. RegeneRx cannot assure that reimbursement in the United States or foreign countries will be available for any of RegeneRx’s products, that any reimbursement granted will be maintained, or that limits on reimbursement available from third-party payors will not reduce the demand for, or the price of, its products. The lack or inadequacy of third-party reimbursements for certain of RegeneRx’s products decrease the potential profitability of its operations. RegeneRx cannot forecast what additional legislation or regulation relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future, or what effect the legislation or regulation would have on its business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make certain forward-looking statements in this prospectus and in the information incorporated by reference herein that are based upon our current expectations and projections about current events. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. The reader can identify these statements from our use of the words “may,” “could,” “should,” “will,” “would,” “hope,” “might,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “assume” and similar expressions. These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business, including our expectations and estimates with respect to our revenues, expenses, earnings, and capital and performance ratios.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties that are subject to change based on various important factors (some of which are beyond our control). The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations and other forward-looking statements:

•	the strength of the United States economy in general and the strength of the regional and local economies within our markets;

•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	inflation, interest rate, market and monetary fluctuations;

•	technological changes;

•	changes in consumer spending and savings habits; and

•	regulatory or judicial proceedings.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.

REGENERX BIOPHARMACEUTICALS, INC.

RegeneRx is a biopharmaceutical company developing Thymosin beta 4 as a platform technology for the treatment of acute and chronic wounds and for the treatment of a variety of human diseases involving tissue and organ repair under an exclusive world-wide license from the National Institute of Health. The Company holds several patents related to the technology and has over fifty world-wide patent applications pending. The company successfully completed a Phase I human clinical trial with Thymosin beta 4 that demonstrated its safety for use in the treatment of chronic dermal wounds and has initiated Phase II trials in patients with chronic pressure ulcers, epidermolysis bullosa, and venous stasis ulcers. In June of 2004, Thymosin beta 4 was designated an “Orphan Drug” by the FDA for the treatment of patients with epidermolysis bullosa, thus potentially extending the period of market exclusivity and allowing the company to be eligible for FDA grants and tax credits, among other benefits.

Thymosin beta 4 is a naturally occurring molecule present in virtually all human cells. Thymosin beta 4 represents a [first-in-class] wound healing drug and is different from other wound repair factors, such as growth factors, in that it has numerous mechanisms of action such as: promoting cell differentiation and movement, down-regulating a number of inflammatory molecules in the body, and turning on certain genes such as zyxin and laminin-5, both of which are important for cellular adhesion and cell migration, two key biological activities necessary for successful wound healing. A key mechanism of action is Thymosin beta 4’s ability to regulate the cell-building protein, actin, a vital component of cell structure. It has been the subject of a significant amount of research at the National Institute of Health and other academic institutions, and has been reported to be effective in the repair of dermal and corneal wounds in animal models under a variety of conditions. Recently, researchers at the University of Texas Southwestern Medical School in Dallas showed that administration of Thymosin beta 4 significantly reduced the amount of tissue damage in the hearts of mice that were subjected to induced myocardial infarctions (heart attacks), which is the first time Thymosin beta 4 has been shown to repair or prevent damage in a whole organ. The researchers showed that the animals receiving Thymosin beta 4 had significantly higher cardiac function and a significant reduction in scar tissue within the heart muscle following the heart attack.

RegeneRx’s business strategy is to use an outsourcing model, i.e., using outside independent contractors to perform research and development, product manufacturing and formulation, and clinical trials. This allows RegeneRx to spend capital in an efficient manner while maintaining flexibility. It also allows RegeneRx to take advantage of the capital markets by increasing expenditures as capital becomes more available and reducing such expenditures when the capital markets become tighter. RegeneRx’s business is highly dependent on the availability of capital to fund its operation, therefore access to such capital is very important to the timely success of product development.

In January 2004, RegeneRx entered into a strategic out-licensing agreement with Defiante Farmaceutica L.d.a. Defiante is obligated to develop Thymosin beta 4 in Europe and certain contiguous countries and has certain milestone and performance obligations. Defiante will also be obligated to purchase all Thymosin beta 4 exclusively from RegeneRx. Defiante Farmaceutica, L.d.a. is a wholly-owned subsidiary of Sigma-Tau Finanziaria S.p.A, the Group holding company. Sigma-Tau is a research-based Italian pharmaceutical company with annual revenues of approximately $1 billion (750 million Euros) and over 2,500 employees worldwide. Sigma-Tau has operating subsidiaries throughout Europe and the U.S. and maintains a presence in all of the world’s major pharmaceutical markets.

DESCRIPTION OF COMMON STOCK

This section of the prospectus documents the terms and provisions of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a supplement to the prospectus.

We are authorized to issue up to 100,000,000 shares of common stock. As of April 26, 2005, we have 36,049,203 shares of our common stock issued and outstanding.

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefore and, upon liquidation, to receive pro rata all of our assets, if any, available for distribution after the payment of creditors. American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

The description of our common stock does not purport to be complete and is qualified in all respects by reference to our Certificate of Incorporation, Bylaws and the Delaware General Corporation Law. See “Where You Can Find More Information.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General. We may issue warrants for the purchase of common stock. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement an the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants. Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration data that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or port of the exercise price for warrants.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of our securities to explore additional clinical trials for myocardial infarctions (heart attacks), ophthalmic indications and general corporate purposes. We are paying the expenses of registration of the shares being offered under this prospectus. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through agents, underwriters, dealers or directly to purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.

For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

The securities may be new issues of securities with no established trading market and, unless otherwise specified in the applicable prospectus supplement, will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus, which is part of the registration statement, does not contain all the information included in the registration statement. Because some information is omitted, you should refer to the registration statement and its exhibits. For example, the descriptions in the prospectus regarding the contents of any contract or other document are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. For copies of actual contracts of documents referred to in this prospectus, you should refer to the exhibits attached to the registration statement. You may review a copy of the registration statement, including the attached exhibits and schedule, at the SEC’s public reference facilities in Room

1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

LEGAL MATTERS

Patton Boggs, LLP will pass upon the validity of the shares of common stock and certain other legal matters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the year ended December 31, 2004 have been audited by Reznick Group, P.C., independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we filed with the SEC, which means that we are disclosing important information to you by referring you to other documents that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about us. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold:

•	Our Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the SEC on March 31, 2005, including any amendment filed for the purpose of updating such Annual Report;

•	Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2005, filed with the SEC on May 16, 2005, August 13, 2004 and November 15, 2004, respectively, including any amendments filed for purposes of updating such Quarterly Reports;

•	Our Current Reports on form 8-K filed with the SEC on January 6, 2005, March 22, 2005, April 1, 2005, April 10, 2005 and June 1, 2005.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RegeneRx Biopharmaceuticals, Inc., 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814, Attention: Shareholders’ Relations, and our telephone number is (301) 280-1992.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

The Delaware General Corporations Law and our certificate of incorporation and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date. The selling stockholders are not making an offer of the common stock in any state where the offer is not permitted.

We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

REGENERX BIOPHARMACEUTICALS, INC.

$60,000,000

Common Stock

Warrants

PROSPECTUS

June 16, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the offering described in this Registration Statement:

Registration Fee Under Securities Act	$7,062
Legal Fees and Expenses	$10,000	*
Accounting Fees and Expenses	$2,500	*
Printing and Mailing Costs	$5,000	*
Placement Agent Fees	$—
Miscellaneous Fees and Expenses	$5,000	*

Total	$29,562	*

*	Estimated

Item 15. Indemnification of Directors and Officers

Article VII Indemnification in the Registrant’s Bylaws states:

Section 7.1 Actions Others Than by or in the Right of the Corporations. Subject to Section 7.3 hereof, the Corporation shall indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (al such persons being referred to hereinafter as an “Indemnitee”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

Section 145 of the Delaware General Corporations Law provides for indemnification of an agent of the corporation in proceedings or actions. This code section provides for indemnification of officers and directors of a corporation under certain specified conditions including indemnification against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the agent acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person who was unlawful.

As far as our indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the forgoing provisions or otherwise, we have been advised that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Act and is therefore unenforceable. It is the stated position of the SEC that: “Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant, under the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.”

If a claim for indemnification against liabilities (other than the payment of expenses incurred or paid by director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 16. Exhibits

The exhibits filed as a part of this Registration Statement are as follows:

DESCRIPTION

3.1	Certificate of Incorporation of RegeneRx Biopharmaceuticals, Inc., as amended. (1)

3.2	Bylaws of RegeneRx Biopharmaceuticals, Inc. (2)

4.0	Specimen Common Stock Certificate of RegeneRx Biopharmaceuticals, Inc. (3)

5.1	Opinion of Patton Boggs LLP regarding the legality of the securities being registered.

23.1	Consent of Reznick Group, P.C., Independent Registered Public Accounting Firm.

23.2*	Consent of Patton Boggs LLP (included within Exhibit 5.1).

(1)	Incorporated by reference from Exhibit 3.1 to Registration Statement No. 33-9370, Amendment No. 1 (filed November 26, 1986), as amended in Exhibit 3.2 to RegeneRx’s Transitional Report on Form 10-K, File No. 0-15070 (filed March 18, 1991), as amended in Exhibit 3.3 to RegeneRx’s Annual Report on Form 10-KSB, File No. 0-15070 (filed April 2, 2001).
(2)	Incorporated by reference from Exhibit 3.2 to Registration Statement No. 33-9370 (filed October 8, 1986), as amended in Exhibit 4.7 to Registration Statement No. 33-34551, Amendment No. 3 (filed June 21, 1990), as amended in Exhibit 4.8 to Registration Statement No. 33-34551, Amendment No. 3 (filed June 21, 1990), as amended in Exhibit 3.6 to RegeneRx’s Transitional Report on Form 10-K, File No. 0-15070 (filed March 18, 1991).
(3)	Incorporated by reference from Exhibit 4.1 to Registration Statement No. 33-9370, Amendment No. 1 (filed November 26, 1986).

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bethesda, State of Maryland on June 16, 2005.

REGENERX BIOPHARMACEUTICALS, INC.
(Registrant)

June 16, 2005	By:	/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ Allan L. Goldstein Allan L. Goldstein	Chairman of the Board, Chief Scientific Advisor, and Director	June 16, 2005

/s/ J.J. Finkelstein J.J. Finkelstein	President, Chief Executive Officer, and Director	June 16, 2005

/s/ Richard J. Hindin Richard J. Hindin	Secretary, and Director	June 16, 2005

/s/ Joseph C. McNay Joseph C. McNay	Director	June 16, 2005

/s/ Albert Rosenfeld Albert Rosenfeld	Director	June 16, 2005

/s/ Mauro Bove	Director	June 16, 2005
Mauro Bove

/s/ C. Neil Lyons	Chief Financial Officer & Treasurer	June 16, 2005
C. Neil Lyons